EXHIBIT 99.2

FOR IMMEDIATE RELEASE

HYPERION TO ACQUIRE BRIO SOFTWARE

Transaction Extends Hyperion’s Leadership as World’s Largest Provider of

Business Performance Management Software

SUNNYVALE and SANTA CLARA, Calif., July 23, 2003 — Hyperion (Nasdaq:HYSL), the leader in Business Performance Management software, and Brio Software (Nasdaq:BRIO), a leading provider of next generation business intelligence software, today announced that they have signed a definitive agreement for Hyperion to acquire Brio. By adding Brio’s easy-to-use query and reporting capabilities to the Hyperion platform, the acquisition will extend Hyperion’s leadership as the world’s largest provider of Business Performance Management software.

Under the terms of the agreement, Brio shareholders will receive a combination of 0.109 of a share of Hyperion common stock and $0.363 for each share of Brio common stock. Based on the closing price of Hyperion’s stock on July 22, 2003, the transaction is valued at approximately $142 million. Brio shareholders will own approximately 10.5% of Hyperion after the completion of the transaction. The transaction has been approved by the boards of directors of both companies and is subject to customary closing conditions, including the approval of Brio’s stockholders and regulatory approvals. It is expected to close in the fourth calendar quarter.

“The planned acquisition of Brio will advance our strategy of being the essential resource for companies committed to breakthrough performance everywhere,” said Jeff Rodek, chairman and CEO of Hyperion. “With Brio, we will gain one of the most innovative and pioneering companies in business intelligence, and our customers will gain integrated query, reporting and analysis tools that are renowned for their ease-of-use, quick deployment, scalability and remarkable power.”

“Brio has been a technology partner since 1996,” continued Rodek. “We have seen first-hand the steady progress they have made with their products. With Brio, we will be able to deliver a complete solution for Business Performance Management that unites strategic and day-to-day decision making to achieve performance accountability across all business functions and at all levels from the boardroom to the front lines. We believe this transaction will be a significant win for stockholders, customers, partners, and employees as we advance the power and reach of our Business Performance Management solutions into every department — and to tens of thousands of users — throughout the enterprise.”

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“Brio and Hyperion share a passion for helping customers achieve breakthrough business performance,” said Craig Brennan, president and CEO of Brio. “This combination creates the greatest on-going value for Brio customers, by ensuring continued enhancement, support, and, ultimately, integration of Brio’s products into the industry’s leading Business Performance Management platform. We are thrilled at the prospect of becoming part of the Hyperion team and expect that our shared vision will benefit both existing and new customers.”

The transaction will enable Hyperion to expand its addressable market and increase share in one of the software industry’s fastest growing categories. Brio Performance Suite 8 represents the easiest-to-use suite of BI tools available today. With Brio’s complementary solutions, Hyperion expects to capture customers earlier in the buying cycle when their needs grow from simple reporting against transactional systems to dynamic performance monitoring of key operational measures to KPI (key performance indicators) dashboarding. Hyperion also expects that Brio’s improved corporate viability as a result of the acquisition will accelerate the adoption of Brio’s products.

Hyperion expects the transaction to be accretive to earnings per share on a GAAP basis in calendar year 2004, with the first accretive quarter expected to be the June 2004 quarter. Upon completion, Hyperion intends to extend and further integrate the Brio platform with Hyperion’s applications. Given the complementary nature of the two products, Hyperion expects over time to realize revenue synergies including cross-sell opportunities into the combined installed base. In addition, the two companies believe there are significant opportunities for operating cost savings.

Combined trailing 12-month revenues for both companies total $613 million. Together, the companies have approximately 2,700 employees. Today, Hyperion has more than 6,000 customers and Brio has more than 10,000 customers worldwide.

OEM Agreement Signed with Brio

Hyperion also announced today that it has signed a separate OEM agreement with Brio. Under the terms of the agreement, Hyperion will immediately begin reselling Brio’s enterprise reporting, query and analysis, and dashboarding capabilities to Hyperion customers.

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Hyperion Stock Repurchase Program and Earnings Release

In a separate press release today, Hyperion announced its financial results for its fiscal fourth quarter and 2003 fiscal year. The company also reported that its Board of Directors, concurrently with the approval of its acquisition of Brio, had authorized Hyperion to repurchase up to $125 million of its common stock.

Hyperion’s Conference Call and Webcast

Hyperion’s executive management will host a conference call at 5 p.m. Eastern today to discuss the proposed acquisition and its fiscal fourth quarter financial results. The conference call will be webcast live with access from the Investor Relations section of the Hyperion Web site at www.hyperion.com. A replay of the webcast will also be available from the company’s Web site.

Brio’s Conference Call and Webcast

Brio will hold its earnings conference call for financial analysts today at 5 p.m. Eastern to discuss the results of its fiscal Q1. The telephone number in the U.S. is (877) 501-0900. Callers outside the U.S. should call (706) 679-3013. The call will be webcast live and archived with a link available in the Investor Relations section of www.brio.com.

About Brio Software

Brio Software is a leading provider of next-generation business intelligence tools and applications that help Global 3000 companies achieve breakthrough business performance. Widely recognized as one of the easiest-to-use and deploy solutions in the industry, the Brio Performance Suite™ and Brio Metrics Builder™ expand business intelligence beyond advanced query and analysis technologies to include powerful information delivery through enterprise-class reporting and personalized performance dashboards. Used by 75 of the Fortune 100 and more than 2 million people worldwide, Brio products empower individuals, workgroups and executives in an organization to turn enterprise information into actionable insight, so superior decisions and business performance result. Founded in 1989, and headquartered in Santa Clara, CA, Brio products and services can be found around the globe at www.brio.com.

About Hyperion

Hyperion is the global leader in Business Performance Management software that enables companies to translate strategies into plans, monitor execution and provide insight to improve financial and operational performance. More than 6,000 customers worldwide use Hyperion’s Business Performance Management family of packaged and tailored applications, and its leading business intelligence platform. Hyperion has

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a network of more than 330 partners to provide innovative and specialized Business Performance Management solutions and services.

Headquartered in Sunnyvale, California, Hyperion generated annual revenues of $510 million in fiscal 2003. The company employs more than 2,200 people in 20 countries and is represented in 16 additional countries through distributor relationships. Hyperion is traded under the Nasdaq symbol HYSL. For more information, please visit www.hyperion.com, www.hyperion.com/contactus or call 800-286-8000 (U.S. only).

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties concerning Hyperion Solutions’ proposed acquisition of Brio Software, Hyperion’s expected financial performance (including without limitation as described in the quotations from management in this press release), as well as Hyperion’s strategic and operational plans. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that the transaction will not close, that the closing may be delayed; the reaction of customers of Hyperion’s and Brio Software to the transaction; Hyperion’s ability to successfully integrate Brio Software’s operations and employees the introduction of new products by competitors or the entry of new competitors into the markets for Hyperion’s and Brio Software’s products; and economic and political conditions in the U.S. and abroad. More information about potential factors that could affect Hyperion’s business and financial results is included in Hyperion’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002 and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003, including (without limitation) under the captions, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are on file with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s website at www.sec.gov. For more information and additional risk factors regarding Brio Software, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Brio Software’s Annual Report on Form 10-K for the fiscal year ended March 31, 2003 and in other reports filed by Brio Software with the SEC. Neither Hyperion nor Brio Software undertake any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release.

Additional Information About the Proposed Merger and Where to Find It

Hyperion and Brio Software intend to file with the SEC a proxy statement/prospectus and other relevant materials in connection with the proposed acquisition (the “Merger”) of Brio Software by Hyperion pursuant to the terms of an Agreement and Plan of Merger and Reorganization among Hyperion, T-Bird Acquisition, Inc., a wholly owned subsidiary of Hyperion Solutions, and Brio Software, Inc. The proxy statement/prospectus will be mailed to the stockholders of Brio Software. Investors and security holders of Brio Software are urged to read the proxy statement/prospectus and the other relevant materials when they become available because they will contain important information about Hyperion, Brio Software and the proposed Merger. The proxy statement/prospectus and other relevant materials (when they become available), and any other

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documents filed by Hyperion or Brio Software with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Hyperion by contacting Hyperion Investor Relations, 1344 Crossman Avenue, Sunnyvale, CA, 94089, telephone (408) 220-8769. Investors and security holders may obtain free copies of the documents filed with the SEC by Brio Software by contacting Brio Software Investor Relations, 4980 Great America Parkway, Santa Clara, CA 95054, (408) 496-7400. Investors and security holders of Brio Software are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed Merger.

Hyperion, Jeff Rodek, Hyperion’s Chairman and Chief Executive Officer, and certain of Hyperion Solutions’ other executive officers and directors may be deemed to be participants in the solicitation of proxies of Brio Software’s stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Mr. Rodek and certain of Hyperion’s other executive officers and directors in the solicitation by reading the proxy statement/prospectus statement when it becomes available.

Brio Software, Craig Brennan, Brio Software’s President and Chief Executive Officer, and certain of Brio Software’s other executive officers and directors may be deemed to be participants in the solicitation of proxies of Brio Software’s stockholders in connection with the proposed merger. Such individuals may have interests in the proposed Merger, including as a result of holding options or shares of Brio Software common stock. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Mr. Brennan and Brio Software’s other executive officers and directors in the solicitation by reading the proxy statement/prospectus when it becomes available.

For more information contact:

For Hyperion Media Inquiries: Robert Schettino (408) 220-8179 Robert_schettino@hyperion.com Investor Inquiries: Linda Snyder (408) 220-8405 Linda_snyder@hyperion.com	For Brio Media Inquiries: Jane Gideon Incendio International (415) 536-9292 jane@incendio.net Investor Inquiries: Heidi Flannery Fi.com (503) 203-8808 heidi.flannery@ficomm.com